EXHIBIT (32)

PEOPLES BANCORP OF NORTH CAROLINA, INC.

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Peoples Bancorp of North Carolina, Inc. (the “Company”) certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 4, 2026	/s/ William D. Cable, Sr.
William D. Cable, Sr. Chief Executive Officer

Date: August 4, 2026	/s/ Jeffrey N. Hooper
Jeffrey N. Hooper Chief Financial Officer

*This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.